UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SIERRA BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2007

TO THE SHAREHOLDERS OF SIERRA BANCORP:

The Annual Meeting of Shareholders of Sierra Bancorp will be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California 93257 on Wednesday, May 23, 2007 at 7:30 p.m.

At the annual meeting, you will be asked to consider and vote on the following matters:

1. Election of Directors. Electing the following four individuals to serve as Class II directors until the 2009 annual meeting of shareholders and until their successors are elected and qualified:

Albert L. Berra	Robert H. Tienken
Vincent L. Jurkovich	Gordon T. Woods

2. Approval of Stock Incentive Plan. Approving the Company’s 2007 Stock Incentive Plan, as described in the accompanying Proxy Statement.

3. Transacting such other business as may properly come before the Meeting and any and all adjournments thereof.

The Board of Directors recommends that you vote in favor of the election of the above nominees and in favor of Proposal 2.

Only shareholders of record at the close of business on March 26, 2007 are entitled to notice of and to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card in the postage paid envelope provided, so that as many shares as possible may be represented. The vote of every shareholder is important and we will appreciate your cooperation in returning your executed proxy promptly. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting. Please indicate on the proxy whether or not you expect to attend.

We appreciate your continuing support and look forward to seeing you at the annual meeting.

DATED: April 30, 2007	By Order of the Board of Directors

L. Diane Rotondo Secretary

SIERRA BANCORP

86 North Main Street

Porterville, California 93257

(559) 782-4900

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2007

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Sierra Bancorp (the “Company”), to be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California at 7:30 p.m. on Wednesday, May 23, 2007 and at any and all adjournments thereof.

We expect to mail this Proxy Statement and accompanying Notice to shareholders on approximately April 30, 2007.

The matters to be considered and voted upon at the Meeting will be:

1. Election of Directors. To elect the following four individuals to serve as Class II directors until the 2009 annual meeting of shareholders and until their successors are elected and qualified:

Albert L. Berra	Robert H. Tienken
Vincent L. Jurkovich	Gordon T. Woods

2. Approval of Stock Incentive Plan. To approve the Company’s 2007 Stock Incentive Plan, as described more fully herein.

3. To transact such other business as may properly come before the Meeting and any and all adjournments thereof.

Revocability of Proxies

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein, in favor of the approval of the Stock Incentive Plan and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The solicitation of the Proxy accompanying this Proxy Statement is made by the Company’s Board of Directors, and we will bear the costs of such solicitation, including preparation, printing and mailing costs. The proxies will be solicited principally through the mails, but officers, directors and regular employees of the Company may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in the

Company is held of record by such entities, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of $7,500 plus expenses.

VOTING SECURITIES

There were 9,713,779 shares of the Company’s common stock issued and outstanding on March 26, 2007, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of our common stock is necessary to constitute a quorum at the Meeting for the transaction of business. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Meeting.

Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date. Shareholders do not have cumulative voting rights in connection with the election of directors. The election of four directors to serve until the 2009 Annual Meeting of Shareholders requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election. This means that the four nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees or that are not voted (whether by abstention, broker non-vote or otherwise) will not be counted in determining the number of votes cast for those persons.

For all other matters, including the approval of the Stock Incentive Plan, a majority of votes cast shall decide the outcome of each matter submitted to the shareholders at the Meeting. Abstentions will be included in vote totals and, as such, will have the same effect on proposals as a negative vote. Broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management knows of no person who owned beneficially more than 5% of the Company’s outstanding common stock as of March 26, 2007, except for Robert L. Fields, James C. Holly and Morris A. Tharp, each of whom is a member of the Company’s Board of Directors; Patricia L. Childress; and Ron Foster, as Successor Trustee of the Gregory A. Childress Revocable Trust dated April 5, 2000 and as executor of the Estate of Gregory A. Childress (“Ron Foster”). Information concerning the stock ownership of the Company’s executive officers, directors and nominees for director is set forth below under “PROPOSAL 1: ELECTION OF DIRECTORS.” The following table furnishes information, as of March 26, 2007, regarding Patricia L. Childress and Ron Foster (in the capacities indicated above):

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Patricia L. Childress 356 North Porter Road PMB 148 Porterville, California 93257	583,160	[1]	6.0%

Common Stock	Ron Foster (as successor trustee and executor) 1000 Davis Street Livingston, California 95334	750,877	[2]	7.7%[3]

[1]	Includes 225,000 shares held by the Estate of Gregory A. Childress in an IRA account, as to which shares Ms. Childress has sole voting and investment power.
[2]

Based on a Schedule 13G filed with the SEC as of December 31, 2006. Includes 45,000 option shares held by the Estate of Gregory A. Childress which are vested pursuant to the Company’s Stock Option Plan. (See “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION – Compensation of Directors.”)

[3]

This percentage is based on the total number of shares of the Company's common stock outstanding, plus the 45,000 option shares described in footnote 2 above. As the information concerning this shareholder is based on a Schedule 13G filed with the SEC, the number of shares reported is as of December 31, 2006, but the percentage is based on the number of shares of our common stock issued and outstanding on March 26, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws currently provide that the number of directors shall be not fewer than six nor more than eleven until changed by a bylaw amendment duly adopted by the vote or written consent of our shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of our shareholders or by our Board of Directors. The exact number of directors is presently fixed at seven.

Pursuant to the Company’s Articles of Incorporation, the Board of Directors is divided into two classes, designated Classes I and II. The directors serve staggered two-year terms, so that directors of only one class are elected at each Annual Meeting of Shareholders. At the Meeting, shareholders will be asked to elect the following four Class II directors whose terms expire this year, for an additional term of two years:

Albert L. Berra	Robert H. Tienken
Vincent L. Jurkovich	Gordon T. Woods

Since shareholders do not have cumulative voting rights in the election of directors, a plurality of the votes cast is required for the election of directors. This means that the four nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

The following table sets forth certain information as of March 26, 2007 with respect to (i) each of the persons nominated by the Board of Directors for election as directors, (ii) each of our directors and executive officers, and (iii) our directors and executive officers as a group:

Name, Address and Offices Held with the Company[4]	Principal Occupation for the Past Five Years	Age	Term to Expire/ Director Since	Common Stock Beneficially Owned on March 26, 2007
				Number of Shares[5]		Vested Option Shares[6]	Percentage of Shares Outstanding[7]
Morris A. Tharp Chairman of the Board	President and Owner, E.M. Tharp, Inc. (Truck Sales and Repair)	67	2008/ 2000 (1977)[8]	434,480		62,500	5.08%
Albert L. Berra Director	Orthodontist/Rancher	66	2009 2000 (1977)[8]	290,087		57,500	3.56%
Robert L. Fields Director	Investor (formerly Owner, Bob Fields Jewelers)	79	2008/ 2000 (1982)[8]	566,949		2,500	5.86%
James C. Holly President, Chief Executive Officer and Director	President and Chief Executive Officer, Bank of the Sierra	66	2008/ 2000 (1977)[8]	511,776	[9]	22,500	5.49%
Vincent L. Jurkovich Director	President, Porterville Concrete Pipe, Inc.	79	2009 2000 (1977)[8]	147,500		92,000	2.44%

(Table continues and footnotes appear on following page.)

Name, Address and Offices Held with the Company[4]	Principal Occupation for the Past Five Years	Age	Term to Expire/ Director Since		Common Stock Beneficially Owned on March 26, 2007
					Number of Shares[5]		Vested Option Shares[6]	Percentage of Shares Outstanding[7]
Robert H. Tienken Director	Retired (formerly Realtor/Farmer)	87	2009 2000 (1977)	[8]	179,561		56,500	2.42%

Gordon T. Woods Director	Owner, Gordon T. Woods Construction	71	2009 2000 (1977)	[8]	21,386	[10]	42,500	0.65%

Kenneth R. Taylor Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer, Bank of the Sierra	47	n/a		3,500		21,000	0.25%

James F. Gardunio Executive Vice President and Chief Credit Officer	Executive Vice President and Chief Credit Officer, Bank of the Sierra[11]	56	n/a		—		10,000	0.10%

Kevin J. McPhaill Executive Vice President and Chief Banking Officer	Executive Vice President and Chief Banking Officer, Bank of the Sierra[12]	34	n/a		7,500	[13]	—	0.08%

Directors and Executive Officers as a Group (10 persons)					2,162,739		367,000	25.09%

[4]

All offices held apply to both Sierra Bancorp and the Bank of the Sierra unless otherwise indicated. The business address of each of the executive officers and directors is 86 North Main Street, Porterville, California 93257.

[5]

Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary and has pass-through voting rights and investment power.

[6]

Represents option shares which are vested or will vest within 60 days of March 26, 2007 pursuant to the Company’s Stock Option Plan. (See “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION – Grants of Plan-Based Awards” and “Compensation of Directors.”)

[7]

This percentage is based on the total number of shares of the Company's common stock outstanding, plus the numbers of option shares for the applicable individual or group which are vested or will vest within 60 days of March 26, 2007 pursuant to the Company’s Stock Option Plan. (See “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION – Grants of Plan-Based Awards” and “Compensation of Directors.”)

[8]	Year first elected or appointed a director of Bank of the Sierra.
[9]

Includes 30,000 shares held by Holly Farms, L.P., a limited partnership of which Mr. Holly is a general partner, as to which shares Mr. Holly has sole voting power and shared investment power. Also includes 126,694 pledged shares.

[10]

Does not include 134,598 shares held by Filinco, Ltd., as to which shares Mr. Woods’ spouse and daughters have sole voting and investment power and as to which Mr. Woods disclaims beneficial ownership.

[11]

Mr. Gardunio was appointed Senior Vice President and Chief Credit Officer on February 7, 2005. Previously, he served as First Vice President and Special Assets Manager at Community Bank of Central California in Salinas, California since August 2002; and as owner/president of Golden Venture Financial Services, Inc. in Pasadena, California from April 2000 to August 2002.

[12]

Mr. McPhaill was appointed Executive Vice President and Chief Banking Officer on January 1, 2006. Previously, he served as Vice President at Bank of the Sierra’s Hanford Branch from June 2001 through December 2005.

[13]	All of these shares are pledged.

CORPORATE GOVERNANCE

General

The Board of Directors believes that it is important to encourage the highest level of corporate ethics and responsibility and has fully implemented the corporate governance requirements of Nasdaq and the Securities and Exchange Commission (the “SEC”).

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics requires that our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. Under the terms of the Code of Ethics, directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters

As a mechanism to encourage compliance with the Code of Ethics, we have established procedures for (i) receiving, retaining and addressing complaints received regarding accounting, internal accounting controls or auditing matters; (ii) allowing employees to anonymously report any problems they may detect with respect to such matters; and (iii) reporting any suspected violations of the Code or of law. The Code of Ethics also prohibits the Company from retaliating against any director, officer or employee who makes a good faith report of a suspected violation of the Code or of law (even if the report is mistaken), or against anyone who assists in the investigation of a reported violation.

Director Independence

The overwhelming majority of the members of our Board of Directors have historically been independent, and our Audit and Compensation Committees are comprised solely of independent directors in accordance with SEC and Nasdaq requirements. The Board has determined that all of its directors, other than the President and Chief Executive Officer, are “independent” as that term is defined by the Nasdaq rules.

Director Attendance

Board and Committee Meeting Attendance. During the fiscal year ended December 31, 2006, our Board of Directors held a total of thirteen meetings. Each incumbent director who was a director during 2006 attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by all committees of the Board on which such director served during 2006.

Director Attendance at Annual Meetings of Shareholders. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company’s policy is to encourage, but not require, attendance by each director at the Company’s annual meeting of shareholders. All but one of our current directors attended our Annual Meeting of Shareholders in 2006.

Shareholder Communications with Board of Directors

Shareholders may communicate with the Board of Directors or with any individual director by mailing a communication to our principal executive offices addressed to the Board of Directors or to the individual director. All of such communications, except those clearly of a marketing nature, will be forwarded unopened directly to the appropriate director or presented to the full Board of Directors at the next regularly scheduled Board of Directors’ meeting.

Director Nomination Procedures, Qualifications and Related Matters

Procedure for Consideration of Director Nominees. As discussed below under “COMMITTEES OF THE BOARD,” the Company does not have a standing nominating committee, and nominations for directors are instead made by the full Board. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Board does not have a separate charter concerning the director nomination process, but has adopted the following policies and procedures concerning this process by Board resolution:

Prior to making any decisions concerning the nomination of directors for each year’s annual meeting, the Board shall (i) evaluate the performance, attendance records of, and any loans or other transactions between the Company or the Bank and each of the current Board members proposed for reelection, and on that basis consider the appropriateness of such members standing for reelection; (ii) review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a directors of the Company; (iii) consider the need to augment Board for any specific purpose; (iv) review and consider any additional requests from outside parties to serve as directors; (v) if a new nominee is needed, determine the specific skills and experience desired in a new director; and (vi) in such case, identify potential nominees who have such skills and experience, determine whether the potential nominees are shareholders of the Company, investigate the potential nominee’s background, develop personal knowledge about the candidate, develop a consensus of the directors with respect to which potential nominee would be best suited for the position, determine whether the candidate is interested, and vote on the nomination.

In identifying and evaluating potential nominees, the Board shall consider recommendations from officers, directors or employees of the Company and the Bank, as well as persons recommended by shareholders of the Company, and shall evaluate persons recommended by officers, directors or employees in the same manner as those recommended by shareholders in selecting Board nominees.

Director Qualifications. In considering possible candidates for election as a director, the Board shall be guided by the principle that each director should: (i) be an individual of the highest ethical character and integrity; (ii) have substantial experience which is of particular relevance to the Company; (iii) have the ability and willingness to devote sufficient time to the affairs of the Company; (iv) have a meaningful financial stake in the Company so as to assure that every director’s interests are aligned with those of the shareholders; (v) be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage; (vi) live or work within 25 miles of an existing or proposed office of the Bank; (vii) have an excellent personal and professional reputation in and commitment to one or more communities in which the Company does business; (viii) serve or have served as chief executive officer or in another position of active leadership with a business or professional interest located within the market areas served by the Company and its subsidiaries; (ix) have an inquiring mind, a willingness to ask hard questions, and the ability to work constructively with others; (x) have no conflict of interest that would interfere with his or her performance as a director; and (xi) have the capacity and desire to represent the best interests of the shareholders as a whole and not primarily a specific interest group or constituency.

In considering the desirability of any particular candidate as a potential director, the Board shall also consider the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company. While the Board believes that every director should possess as many as possible of the above attributes, it has not established any specific group of such attributes as “minimum qualifications” for serving as a director.

Consideration of Shareholder Recommendations. In considering any additional requests from outside parties to serve as directors, including parties recommended by shareholders, the Board shall follow the same principles outlined above, and shall request of any potential nominee such information as the Board deems necessary to evaluate that individual’s qualifications to serve as a director of the Company, including a completed Directors’ and Officers’ Questionnaire of the same type completed by the Company’s existing directors and executive officers each year in connection with the preparation of the Company’s proxy materials, in order to enable the Board to properly evaluate such person’s qualifications and to be aware of any information concerning such person which might require disclosure to shareholders pursuant to the SEC rules concerning proxy statements.

A shareholder wishing to submit recommendations for director candidates for election at an annual meeting of shareholders must do so in writing by December 15 of the previous calendar year, and must include the following in the written recommendation: (i) a statement that the writer is a shareholder and is proposing a candidate for consideration; (ii) the name and contact information for the candidate; (iii) a statement of the candidate’s business and educational experience; (iv) information regarding the candidate’s qualifications to be director; (v) the number of shares of the Company’s stock owned either beneficially or of record by the candidate and the length of time such shares have been so owned; (vi) the written consent of the candidate to serve as a director if nominated and elected; (vii) information regarding any relationship or understanding between the proposing shareholder and the candidate; (viii) a statement that the proposed candidate has agreed to furnish to the Company all information (including a completed Directors’ and Officers’ Questionnaire as described above) as the Company deems necessary to evaluate such candidate’s qualifications to serve as a director; and (ix) as to the shareholder giving the notice (a) the name and address of the shareholder and (b) the number of shares of the Company’s stock which are owned beneficially or of record by the shareholder.

Nominations by Shareholders. The procedures for nominating directors (as opposed to making recommendations pursuant to the above procedure), other than by the Board of Directors itself, are set forth in our Bylaws, which provide in pertinent part as follows:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Notice of intention to make any nominations by a shareholder shall be made in writing and shall be delivered or mailed to and received by the Secretary of the Corporation not less than one hundred twenty (120) calendar days in advance of the date corresponding to that on which the Corporation’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder must be received by the Secretary of the Corporation not later than the close of business on the later of (i) one hundred and twenty (120) days prior to such annual meeting; or (ii) ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2(d) of these Bylaws…. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder and the beneficial owner, if any, on whose behalf the nomination is made; and (e) the number of shares of voting stock of the Corporation owned beneficially and of record by the notifying shareholder and such beneficial owner.”

As the above provision of the Bylaws was amended subsequent to the date of the Notice of Annual Meeting and Proxy Statement for our 2006 Annual Meeting, the time period for submitting notices of intention to make nominations for the 2007 Annual Meeting will be governed by the previous Bylaw provision, which required that such notices of intention be received no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders. Accordingly, for the 2007 Annual Meeting, such notifications must be received no later than May 10, 2007. For our 2008 Annual Meeting of Shareholders, written notice of intention to make any nominations must be received no later than January 2, 2008.

COMMITTEES OF THE BOARD

Audit Committee

General. The Board of Directors has, among others, a standing Audit, Compliance and CRA Committee (the “Audit Committee”), composed of directors Berra (Chairman), Jurkovich, Tharp, Tienken and Woods, each of whom is an independent director as defined by the rules of Nasdaq. Each member of the Audit Committee also meets the independence criteria prescribed by applicable law and the rules of the SEC for Audit Committee membership. Each Audit Committee member meets Nasdaq’s financial knowledge requirements and has substantial experience as the chief executive officer or equivalent of his respective business or profession. In addition, at least one member of the Audit Committee has the requisite financial sophistication required under the rules of Nasdaq for one such member. While the Board believes that each member of the Audit Committee is highly qualified to discharge his duties, the Board has not designated any particular member of the Audit Committee as an “audit committee financial expert” under the SEC’s rules.

During the fiscal year ended December 31, 2006, the Audit Committee held a total of twelve meetings. The purpose of this committee, with respect to its audit duties, is to meet with the Company’s outside auditors, in order to fulfill the legal and technical requirements necessary to adequately protect the Company’s directors, shareholders, employees and depositors. It is also the responsibility of the Audit Committee to select the Company’s independent registered public accounting firm and to make certain that this firm has the necessary freedom and independence to freely examine all company records. Further, the Audit Committee pre-approves all audit and permissible non-audit services to be performed by the independent public accountants, with certain de minimis exceptions. Each year the committee reviews the risk management assessment of the Company’s branches, credit centers and operating units and assigns priorities for the year to have independent reviews conducted by loan, operational, information systems and compliance teams hired by the committee. The committee meets with such independent review consultants on at least an annual basis and approves the contractual basis of each engagement letter and arrangement under consideration. Further, as part of its regular monthly meeting schedule, the committee meets on a quarterly basis to review the Company’s Form 10-Q. Also, the committee meets with the accounting audit partner in charge of the engagement, who presents the audited consolidated financial reports to the committee upon completion of the annual engagement. The committee receives and reviews management letters and all reports of external independent firms which have been contracted to perform agreed upon procedures for the benefit of the Company and the committee. Additionally, the committee receives and reviews all Reports of Examination prepared by regulators regarding safety and soundness, compliance, or other examinations performed by such agencies. As part of its responsibilities, the committee also receives, reviews and approves any and all management initiated responses to engagements conducted by independent consultant firms or regulatory agencies, prior to their dispersal to the appropriate reviewing agent. Finally, the Audit Committee has ultimate responsibility for determining matters of interpretation with respect to the audit and accounting related portions of our Code of Ethics, and for making all final decisions concerning any disciplinary actions relating to those portions of the Code.

Audit Committee Charter. The Board of Directors has adopted an Audit Committee charter, which outlines the purpose of the Audit Committee, delineates the membership requirements and addresses the key responsibilities of the committee. A copy of the charter was attached as an appendix to the Company’s Proxy Statement for the 2006 Annual Meeting of Shareholders.

Audit Committee Report. The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the fiscal year ended December 31, 2006. The committee has discussed with our independent public accountants, which are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of our financial reporting. The committee has received from the independent public accountants written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent public accountants the firm’s independence from management and from the Company. In considering the independence of our independent public accountants, the committee took into consideration the amount and nature of the fees paid the firm for non-audit services, as described on page 25 below. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

In reliance on the review and discussions described above, the committee recommends to the Board of Directors that the year-end audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Submitted by:
Albert L. Berra, Chairman
Vincent L. Jurkovich	Robert H. Tienken
Morris A. Tharp	Gordon T. Woods

Nominating Committee

The Board does not have a standing Nominating Committee, as the Board of Directors is composed almost entirely of independent directors, and is sufficiently small as to make action by committee unnecessary for purposes of managing nominations. It is the policy of the Board of Directors that all members of the Board participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors, and the evaluation of potential candidates for nomination as director. The specific procedures and criteria which the Board follows and considers in making its decisions concerning nominations for directors are described above under “CORPORATE GOVERNANCE – Director Nomination Procedures, Qualifications and Related Matters.”

Compensation Committee

General. The Board of Directors has a Compensation Committee, of which directors Berra (Chairman), Fields and Woods are members. The Compensation Committee met four times during 2006. All of the members of the Compensation Committee are “independent” directors under the Nasdaq rules. The primary functions of this committee are to (i) consider and make recommendations to the Board of Directors concerning the Company’s incentive compensation plans and equity-based plans in which directors and executive officers may be participants; (ii) annually review and make recommendations to the Board concerning the compensation arrangements for all executive officers; (iii) review and make recommendations to the Board concerning any salary continuation agreements or other contractual arrangements with any officers; (iv) have the ultimate responsibility for determining matters of interpretation with respect to the non-audit and accounting related portions of our Code of Ethics, and for making all final decisions concerning any disciplinary actions relating to those portions of the Code; (v) produce an annual report on executive compensation, and review and approve the Compensation Discussion and Analysis appearing in the Proxy Statement; (vi) review and make recommendations to the Board concerning salary ranges for graded personnel, as well as personnel policies and any similar documents relating to personnel matters which require Board approval; and (vii) annually review group health insurance and workers compensation insurance, and make recommendations to the Board with regard to carriers and potential changes in coverage.

Compensation Committee Charter. The Board of Directors has adopted a Compensation Committee charter, which outlines the purpose of the Compensation Committee, delineates the membership requirements and addresses the key responsibilities of the Committee. A copy of the charter is attached hereto as Appendix “A.”

Compensation Committee Interlocks and Insider Participation in Compensation Decisions. The persons named above were the only persons who served on the Compensation Committee during the fiscal year ended December 31, 2006. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Compensation Committee Report. In performing its oversight role, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be filed on Schedule 14Awith the SEC.

Submitted by the Compensation Committee of the Board of Directors.

Albert L. Berra, Chairman

Robert L. Fields

Gordon T. Woods

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2006 fiscal year, no director, executive officer or beneficial owner of 10% or more of our common stock failed to file, on a timely basis, reports required during or with respect to 2006 by Section 16(a) of the Securities Exchange Act of 1934, as amended, except that each of our directors and executive officers inadvertently failed to file one timely report on Form 4 with respect to the grant of a stock option in November 2006; and Mr. McPhaill also inadvertently failed to file a timely report on Form 4 with respect to the grant of a stock option in August 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our primary objectives with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, and to align their interests with those of our shareholders. To that end, we strive to implement compensation plans that are competitive relative to other publicly-traded banks or bank holding companies that are of similar size and complexity or are geographically close to us (a peer group that is selected by the Compensation Committee), and to maintain a substantial level of at-risk compensation for our executives that is, in part, dependent upon the Company’s financial performance. Executive compensation consists primarily of the following elements, which are discussed in greater detail below: base salary, a discretionary annual bonus, and long-term incentive awards (stock option grants, salary continuation agreements, and split-dollar insurance benefits). The weighting of these components relative to overall compensation is evaluated and adjusted from time to time to support Company objectives. We do not have employment agreements with our Named Executive Officers, but we do provide salary continuation agreements as described below.

Roles of the Chief Executive Officer and the Compensation Committee in Compensation Decisions

The Chief Executive Officer (the “CEO”) annually reviews the performance of the Named Executive Officers other than himself, and presents his conclusions and recommendations based on those reviews to the Compensation Committee. The Committee can exercise its discretion in modifying his recommendations, but generally accepts them as presented in determining compensation and awards for those Named Executive Officers. The CEO’s recommendations include base salary adjustments, target bonus amounts, and equity awards.

The Compensation Committee establishes the compensation level for the CEO, subsequent to evaluating peer data and reviewing with the CEO his past performance and future goals. The CEO is not involved with any aspect of determining his own pay. The Compensation Committee has not retained a third-party consultant to review policies and procedures with respect to executive compensation, but intends to do so if necessary in order to achieve its goals.

Elements of Executive Compensation

Base Salary. Base salaries for our executives are dependent on the scope of their responsibilities, taking into account competitive market compensation paid by similar companies for comparable positions. Generally, we believe that executive base salaries should be targeted near the median range for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually, and adjusted as necessary to realign them with market levels after taking into account individual responsibilities, performance and experience. This review occurs each year in the fourth quarter.

Discretionary Annual Bonus. The Board of Directors has the authority to award discretionary annual bonuses to the Named Executive Officers. For Named Executive Officers other than the CEO, the Board has adopted a Graduated Incentive Pay-out Plan that is dependent on individual performance, as determined by the CEO, the Committee and the Board, and the Company’s net income relative to Board-approved targets. The plan establishes maximum target levels for incentive bonuses at the start of each fiscal year. For 2006, the maximum target level for the Named Executive Officers was 45% of base salary, and for 2007 the level has been set at 50%. Because of the Company’s current favorable financial performance relative to its peers, these targets were established with the intent of being close to the top quartile of bonuses for similar positions at peer institutions. However, this plan also specifies that these target levels are guidelines only, and that all payments made pursuant to the plan are ultimately at the discretion of the Board of Directors. The Compensation Committee makes recommendations to the Board concerning the appropriate discretionary bonuses for the Named Executive Officers subject to this plan, and the Board approves final bonus amounts.

CEO Incentive Bonus. The bonus for the CEO is determined by a separate agreement with the Board dating back to the inception of the Bank, which specifies an annual bonus of 5% of the Company’s pre-tax profits up to a maximum of 100% of his base salary. The CEO’s combined salary and bonus is close to the median salary and bonus for comparable positions at peer institutions. For all executive officers, the “base salary” used for purposes of determining related bonus amounts is the base salary at the beginning of the year for which the bonus is earned. Bonuses for any given calendar year are typically not paid until March of the following year, subsequent to our receipt of the final audit report for the year and review and approval of bonus recommendations by the Board of Directors.

Stock Options. Our current stock option plan, the 1998 Stock Option Plan, authorizes the Board of Directors to grant directors and employees of the Company options to purchase shares of our common stock. The new 2007 Stock Incentive Plan, if approved by shareholders, will add the ability to issue restricted stock. We have not issued, nor do we currently have plans to issue, restricted shares. Rather, we expect to continue to use stock options as our primary long-term incentive vehicle, as has been our past practice. The Compensation Committee feels that stock options align the interests of executives with those of shareholders, provide a balance to the shorter-term nature of base salary and discretionary annual bonuses, and encourage executive retention.

Prior to 2006, block stock option grants with a five-year vesting period were typically made to new officers of the Company at the commencement of their employment and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives. In 2006 we made, and in the future we intend to continue to make, smaller annual grants to most officers of the Company whose initial block grants have fully vested, although these grants are made at the discretion of the Board of Directors. In determining the number of stock options to be granted, the Board takes into account the executive’s position, scope of responsibility, and ability to impact profits and shareholder value. These annual grants generally have five-year vesting periods, except for those for the CEO, whose options vest immediately upon grant. With respect to timing, the Board plans to approve the annual stock option grants at its regular November meetings, with the price to be the weighted average of the closing price of the Company’s stock for all trading days in the 30 days immediately preceding the date of grant. Additional details concerning the Plan and options granted during 2006 and held at December 31, 2006 by the Named Executive Officers are set forth below under “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION – Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End.” Information concerning the new 2007 Stock Incentive Plan is contained below in “PROPOSAL 2 – APPROVAL OF 2007 STOCK INCENTIVE PLAN.”

Salary Continuation Agreements. To encourage our Named Executive Officers to remain with the Company, we have entered into salary continuation agreements with them that provide annual benefits of up to $100,000 per year for periods of up to fifteen years after retirement. The benefit amounts and terms are determined by the executive’s position and scope of responsibility, as well as the amount of the annual accrual required to accumulate the appropriate liability for payment obligations. This benefit becomes fully vested and payable upon a change in control if followed by resignation or other termination of employment. The material terms of the salary continuation agreements for each of the Named Executive Officers are described below under “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION – Potential Payments Upon Termination or Change in Control – Salary Continuation and Split Dollar Agreements.”

Split-Dollar Life Insurance. We also have split-dollar life insurance agreements with our Named Executive Officers. In connection with these agreements, the Company purchased life insurance policies on the lives of the executives. The Company owns the insurance policies, is entitled to their cash surrender value, and is responsible for paying the cost of the insurance. In the event of the executive’s death, the split-dollar agreements provide that a portion of the policy proceeds be paid to the executive’s designated beneficiaries. The split-dollar amount represents, for the most part, the present value of the salary continuation payments referenced in the previous paragraph. In some cases, but not all, the split-dollar allocation continues after the executive’s retirement. The executive is responsible for taxes on the imputed value of split-dollar benefits provided under all agreements entered into in 2005 or later. For some earlier-dated agreements, the Company pays an annual bonus sufficient in amount for the executive to reimburse the Company for the imputed value of the insurance and pay income taxes on the bonus. The Company also provides a small amount of additional life insurance coverage to the Named Executive Officers under its group term life insurance program, which is provided to all employees.

Deferred Compensation Plan. Executive officers are eligible to participate in a non-qualified deferred compensation plan, the “401 Plus Plan,” whereby they can elect to defer all or part of their salary and/or bonus for payment after retirement or termination of employment. Deferred compensation amounts are not taxed until received by the participant. Deferred compensation balances are unsecured obligations of the Company, and are credited/charged by the Company for gains/losses pegged to participant-directed investment allocations. Investment allocation options include equity funds, real estate funds, bond funds and a fixed income alternative. The Company hedges deferred compensation gains/losses with separate account company-owned life insurance that is invested in options similar to those selected by deferred compensation plan participants. Further details of the 401 Plus Plan are described below under “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION – Deferred Compensation.”

Perquisites and Other Programs. The Company provides its executive officers with perquisites and personal benefits that it believes are reasonable and consistent with its overall compensation strategy to attract and retain qualified executives and to facilitate the performance of their duties. The Company maintains a 401(k) employee savings and retirement plan, which is offered to all employees. After the end of each calendar year a discretionary contribution to the 401(k) plan is considered by the Board of Directors, which has typically resulted in a Company contribution to plan participants in the range of 70% to 75% of the first 6% of pay that the participant contributed to the plan during the preceding calendar year. Other benefits available to all employees include medical, dental, and vision insurance. Executive officers may also be provided one or more of the following: club memberships, an automobile allowance, a mileage reimbursement, use of a Company-owned automobile, use of a cell phone, and/or a cell-phone allowance, but no such perquisites are described in the Summary Compensation Table below as no Named Executive Officer received reportable benefits in 2006 totaling $10,000 or more.

Conclusion. The Compensation Committee intends to continue to link executive compensation to corporate performance and shareholder return. We believe our executive compensation policies and programs serve the best interests of our Company and our shareholders. The various pay vehicles offered are balanced to compensate our executives for current performance and provide motivation for them to contribute to our overall future success, thereby enhancing the Company’s value for the benefit of all our shareholders.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Executive Compensation Information

The following table sets forth certain summary compensation information with respect to our Chief Executive Officer, our Chief Financial Officer, and our only other executive officers who served during 2006 whose total compensation for the fiscal year ended December 31, 2006, exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary[14]	Bonus[15]	Non-Equity Incentive Plan Compensation[15]	Option Awards[16]	Changes in Pension Value and Non-Qualified Deferred Compensation Earnings[17]	All Other Compensation[18]	Total
James C. Holly President and Chief Executive Officer	2006	$270,833	—	$262,500	$12,131	$226,312	$53,015	$824,791

Kenneth R. Taylor Executive Vice President and Chief Financial Officer	2006	153,542	$68,513	—	2,172	22,456	10,453	257,136

James F. Gardunio Executive Vice President and Chief Credit Officer	2006	153,542	68,513	—	51,725	43,183	7,697	342,660

Kevin J. McPhaill Executive Vice President and Chief Banking Officer	2006	114,583	49,500	—	14,834	—	3,343	182,260

[14]

Includes portions of these individuals’ salaries which were deferred pursuant to the Company's 401(k) Plan or 401 Plus Plan. The 401(k) Plan permits all participants to contribute a portion of their annual compensation on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made. To ensure that the 401(k) Plan maintains its qualified status, however, highly compensated employees are limited to approximately 6% of their annual compensation on a pre-tax basis (also subject to statutory maximum). Highly compensated employees are also allowed to defer up to 100% of their annual compensation pursuant to a non-qualified 401 Plus Plan. Employer contributions (which are made only pursuant to the 401(k) Plan) are made in varying amounts at the discretion of the Board of Directors, and become vested over a period of five (5) years at the rate of 20% per year. The 401 Plus Plan is described below under “Deferred Compensation.”

[15]

The amounts reflected in the Bonus column for the Named Executive Officers other than the CEO are based on the Company’s Graduated Pay-Out Incentive Plan. However, as discussed in the Compensation Discussion and Analysis, this plan does not specify fixed incentive bonus amounts, but rather establishes guidelines on the basis of which the Compensation Committee and the Board award discretionary bonuses. The non-equity incentive plan amount for the CEO is based on his separate agreement with the Board whereby he receives an annual bonus of 5% of the Company’s pre-tax profits, up to a maximum of 100% of his base salary. Portions of the amounts in the Bonus column have been deferred pursuant to the 401 Plus Plan. (See “Deferred Compensation.”)

[16]

Reflects the amount expensed under FAS 123R for the fiscal year concerning options granted in 2006 and in prior years. The assumptions used in valuing these option awards are detailed in Note 2 to the consolidated financial statements contained in our Annual Report to Shareholders for 2006.

[17]

Represents the total change from December 31, 2005 to December 31, 2006, in the accrued liability balance established with respect to the benefit obligation associated with the post-retirement salary continuation agreement of each Named Executive Officer. See “Pension Benefits” and “Potential Payments Upon Termination or Change in Control” for more information about the salary continuation agreements. There were no above-market or preferential earnings on non-qualified deferred compensation accounts. The Company maintains an account for each deferred compensation plan participant that includes deferred compensation and any earnings thereon. Each account is credited (or charged) every calendar quarter in an amount equal to the average account balance multiplied by returns (positive or negative) on participant-designated indices. The indices are based on funds available to the investing public, including a money market fund, a bond fund, a real estate fund, and numerous equity and hybrid funds. For more information see “Deferred Compensation.”

[18]

Perquisites and other personal benefits provided to each of the Named Executive Officers in 2006 were less than $10,000. The figures in the “All Other Compensation” column include: employer contributions to these individuals’ accounts pursuant to the 401(k) Plan; term life insurance premiums for Messrs. Gardunio and McPhaill; and cash bonuses of $16,661 and $1,633 for Messrs. Holly and Taylor, respectively, to reimburse them for the imputed value and tax costs associated with their split dollar life insurance benefits. For Mr. Holly only, also includes directors fees of $25,750 and a similar tax reimbursement bonus of $1,784 relating to his salary continuation accrual.

Grants of Plan-Based Awards

The following table furnishes information regarding plan-based awards granted to the Named Executive Officers during 2006:

Grants of Plan-Based Awards

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Number of Shares Underlying Options Granted in 2006[20]	Exercise or Base Price[21]	Closing Mark Price on Grant Date[21]	Grant Date (123R) Fair Value
Name		Threshold[19]	Target[19]	Maximum[19]
James C. Holly	11/16/06	—	—	—	2,500	$31.70	$32.15	$12,131
	n/a	—	$262,500	$262,500	—	—	—	—
Kenneth R. Taylor	11/16/06	—	—	—	2,000	31.70	32.15	15,569
James F. Gardunio	n/a	—	—	—	—	n/a	n/a	n/a
Kevin J. McPhaill	08/17/06	—	—	—	15,000	28.14	30.00	106,064
	11/16/06	—	—	—	2,000	31.70	32.15	15,569

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards held by the Named Executive Officers as of December 31, 2006:

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Shares Underlying Unexercised Options – Exercisable	Number of Shares Underlying Unexercised Options – Unexercisable[20]	Option Exercise Price[21]	Option Expiration Date
James C. Holly	50,000	—	$6.43	10/11/11
	2,500	—	31.70	11/16/16
Kenneth R. Taylor	21,000	—	6.43	10/11/11
	—	2,000	31.70	11/16/16
James F. Gardunio	5,000	20,000	22.74	4/21/15
Kevin J. McPhaill	—	15,000	28.14	8/17/16
	—	2,000	31.70	11/16/16

[19]

The non-equity incentive plan award for the CEO is based on his separate agreement with the Board whereby he receives an annual bonus of 5% of the Company’s pre-tax profits, up to a maximum of 100% of his base salary. The award was earned in the year made, so the target and maximum amounts both correspond to the actual amount paid, which was included as “Non-Equity Plan Compensation” in the Summary Compensation Table above. This amount reflected the 100% of base salary cap specified in Mr. Holly’s agreement with the Board (see ”COMPENSATION DISCUSSION AND ANALYSIS – CEO Incentive Bonus”).

[20]

All outstanding options vest at the rate of 20% per year commencing one year from the date of grant, except for options granted to the CEO, which vested immediately upon grant. Options are for terms of ten years. Unvested options accelerate in the event of a change in control of the Company, and options terminate in the event of termination of employment, with the time period for exercise of the vested portion depending on the reason the service ceases. In the case of termination for cause, the options expire immediately.

[21]

The exercise price for all options is the fair market value on the date of grant, as determined by the Board of Directors in accordance with the terms of the stock option plan. As there is a relatively limited trading market for the Company’s stock, and the price is therefore subject to fluctuation, the Board of Directors does not believe that the closing price of the stock on the date of grant is generally an accurate measure of the fair market value of the Company’s stock on that date. Accordingly, to determine the fair market value on the date of grant, the Board uses the weighted average closing price for all trading days in the 30 calendar days immediately preceding the grant date to determine the market price of the stock for purposes of stock option grants.

Option Exercises

The following table provides information regarding options exercised by the Named Executive Officers during 2006, and the value realized thereon. No information is provided concerning stock awards, as the Named Executive Officers did not have any stock awards as of December 31, 2006.

Option Exercises in 2006

Name	Shares Acquired on Exercise in 2006	Value Realized on Exercise[22]
James C. Holly	—	n/a
Kenneth R. Taylor	—	n/a
James F. Gardunio	—	n/a
Kevin J. McPhaill	2,000	$51,260

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers under his Salary Continuation Agreement. Detailed information concerning the material provisions of such agreements appears below under “Potential Payments Upon Termination or Change in Control – Salary Continuation and Split Dollar Agreements.”

Pension Benefits

Name	Plan Name	Number of Years Credited Service[23]	Present Value of Accumulated Benefit[24]	Payments During Last Fiscal Year
James C. Holly	Salary Continuation Agreement	n/a	$992,467	—
Kenneth R. Taylor	Salary Continuation Agreement	n/a	50,140	—
James F. Gardunio	Salary Continuation Agreement	n/a	60,427	—
Kevin J. McPhaill	Salary Continuation Agreement	n/a	—	—

[22]	Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise.
[23]	Benefits due under the salary continuation agreements are set forth in each agreement and are not determined by a formula based on years of service.
[24]

Represents the cumulative amount accrued with respect to the salary continuation agreements for each of the Named Executive Officers as of December 31, 2006. Monthly accruals are made to accrue for these post-retirement benefit obligations in a systematic and orderly way using an appropriate discount rate, such that the accrued liability balance at the participant’s retirement date will be equal to the then present value of the benefits promised under the salary continuation agreement. During 2006, we used a 6.0% discount rate.

Deferred Compensation

The Company has a 401 Plus Non-Qualified Deferred Compensation Plan (the “401 Plus Plan”), pursuant to which the Named Executive Officers among others may elect to defer a portion of their annual compensation. The Company does not make contributions to the plan. The 401 Plus Plan is unfunded for tax purposes and for purposes of ERISA. The Company maintains an account for each 401 Plus Plan participant that includes deferred compensation and any earnings thereon. All amounts in these accounts represent unsecured liabilities of the Company. Each account is credited (or charged) every calendar quarter in an amount equal to the average account balance multiplied by returns (positive or negative) on participant-designated indices. The indices are based on funds available to the investing public, including a money market fund, a bond fund, a real estate fund, and numerous equity and hybrid funds. There were no above-market or preferential earnings on the 401 Plus Plan accounts, and no employer matching credits or performance incentive credits have been added to any account. The Company hedges participant earnings with income from company-owned life insurance that is invested in the same funds that participant-directed indices are based upon, and with deferred tax assets associated with participant accounts. Deferral amounts are selected by the participant in accordance with applicable legal requirements. Payouts may be either lump sum or paid out over time upon retirement or other termination of employment, at the election of the participant subject to various legal requirements and restrictions.

The following table sets forth information concerning activity under the 401 Plus Plan for the Named Executive Officers as of and for the fiscal year ended December 31, 2006:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year[25]	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year[26]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year[27]
James C. Holly	—	—	$124,598	—	$626,299
Kenneth R. Taylor	$16,313	—	5,207	—	124,607
James F. Gardunio	81,793	—	11,186	—	119,917
Kevin J. McPhaill	—	—	—	—	—

Potential Payments Upon Termination or Change in Control

The following discussion summarizes the compensation and benefits payable to the Named Executive Officers in the event of a termination of employment under various circumstances, assuming that a termination of employment had occurred on December 31, 2006. The benefits which would be triggered in the event of a change in control include: (i) acceleration of unvested stock options; and (ii) accelerated vesting and payment of benefits under salary continuation agreements. For the salary continuation benefits to be triggered, the individuals must also either resign or be terminated following the change in control.

If a change in control had occurred on December 31, 2006, the Named Executive Officers would have been entitled to exercise or receive the value of their unvested stock options with the following values: Mr. Holly: $0; Mr. Taylor: $0; Mr. Gardunio: $132,000; and Mr. McPhaill: $18,000. Under their salary continuation agreements,

[25]	These amounts were included in the Salary and/or Bonus columns of the Summary Compensation Table in “Summary Executive Compensation Information” above.
[26]	These amounts were not included in the Summary Compensation Table as none of the earnings on the accounts were above-market or preferential.
[27]

The balances in these accounts represent a combination of participant contributions and earnings thereon. The following amounts, representing cumulative executive contributions through December 31, 2006, have been reported in the applicable Summary Compensation Table for the year earned and deferred: Mr. Holly: $315,051; Mr. Taylor: $109,693; and Mr. Gardunio: $107,247.

each of the Named Officers would have received the following annual benefits beginning in 2007, assuming a change in control and related termination or resignation as of December 31, 2006: Messrs. Holly, Taylor and McPhaill: $100,000 per year for fifteen years; and Mr. Gardunio: $75,000 per year for ten years. In the case of Mr. Holly, as he had already reached his retirement age prior to December 31, 2006, there would have been no additional benefit resulting from the change in control.

If any of the Named Executive Officers had been terminated on December 31, 2006 without cause, or had left the Company due to death or disability, they would have been vested in a portion of their retirement benefits under their salary continuation agreements. Mr. Holly reached his normal retirement age under his agreement in August 2006, so would have received the full $100,000 per year for fifteen years in the event of termination for any reason (other than cause) at December 31, 2006. If Mr. Taylor or Mr. Gardunio had left the Company at December 31, 2006 due to disability or termination without cause, they would have received their accrued liability balances of $50,140 and $60,427, respectively. Mr. McPhaill did not have an accrued liability balance at December 31, 2006, so would not have received any benefits. None of these latter three individuals would have received any benefits in the event of voluntary termination. The lump sum amounts that would have been paid upon the death of any of the Named Executive Officers at December 31, 2006, are as follows: Mr. Holly: $978,000; Mr. Taylor: $992,000; Mr. Gardunio: $581,000; and Mr. McPhaill: $992,000. The material terms of the salary continuation agreements with the Named Executive Officers, including the payments due under the various circumstances described in this paragraph, are described in more detail below.

Salary Continuation and Split Dollar Agreements. The Company entered into a salary continuation agreement with Mr. Holly in October 2002 which provides an annual benefit of $100,000 per year for fifteen years upon retirement or at age 66 (whichever is later), subject to certain conditions. Mr. Holly reached his normal retirement age under his agreement in August 2006, so will receive the full $100,000 per year for fifteen years in the event of termination of employment for any reason, except that no benefits would be paid in the event of termination for cause. The Company also entered into a split dollar agreement with Mr. Holly in October 2002 (amended in July 2003) which provides for a lump sum death benefit in the amount of approximately $978,000 in the event of death prior to retirement while still employed by the Bank. In the event of death after retirement, Mr. Holly’s beneficiary shall receive the full lump sum death benefit under the split dollar agreement in addition to all retirement benefits previously paid under the salary continuation agreement at the time of death, which retirement benefits shall cease at that time.

The Company also entered into a salary continuation agreement with Mr. Taylor in October 2002 (amended in January 2007), which provides an annual benefit of $100,000 per year for fifteen years upon retirement or at age 65 (whichever is later), subject to certain conditions. In the event of a change in ownership of more than 50% of the Company’s stock (subject to certain exceptions), Mr. Taylor will be fully vested in his retirement benefits if he resigns or is terminated for any reason, and will begin to receive such benefits within the month following termination of his employment (subject to the requirements of Section 409A of the Internal Revenue Code), rather than at age 65. No benefits are payable in the event of voluntary termination or termination for cause. In the event of disability or termination without cause, Mr. Taylor would be entitled to a lump sum payment equal to the amount accrued on the Company’s books for such liability as of the end of the month preceding termination or disability. This amount can change depending on the current discount rate, but by current estimates will be approximately $992,000 when the benefit is fully vested and accrued in August 2024. By way of example, this amount would be approximately $71,000 at the end of December 2007, $148,000 at the end of December 2010 and $656,000 at the end of December 2020. The accrual balance at December 31, 2006 is shown in the Pension Benefits table above. The Company also entered into a split dollar agreement with Mr. Taylor in October 2002 which provides for certain payments in the event of death in addition to those provided in his salary continuation agreement. The two agreements together provide for a combined lump sum death benefit in the amount of approximately $992,000 in event of death prior to retirement while still employed by the Bank. In the event of death after retirement or other termination of employment, Mr. Taylor’s beneficiary will receive a lump sum death benefit of approximately $658,000 under his split dollar agreement. In addition, his beneficiary will receive, or continue to receive, the same benefits under his salary continuation agreement to which he was entitled at the time of his death.

The Company also entered into a salary continuation agreement and a split dollar agreement with Mr. Gardunio in August 2005 containing the same material terms as Mr. Taylor’s agreements, except that the amount of his annual benefit is $75,000; it will be paid for a period of ten rather than fifteen years; the amount of the lump sum death benefit, which is provided under the split dollar agreement only, will be approximately $581,000; and the retirement benefits under his salary continuation agreement will cease in the event of death after retirement. In the event of disability or termination without cause, Mr. Gardunio’s lump sum accrual balance due would be approximately $106,000 at the end of 2007 and $261,000 at the end of 2010, subject to change depending on the discount rate. This benefit will be fully accrued in August 2015 at which time it is estimated to be $566,000, which is the net present value of $75,000 per year for ten years discounted at an annual rate of 6%. The accrual balance at December 31, 2006 is shown in the Pension Benefits table above.

The Company also entered into a salary continuation agreement, but no split dollar agreement, with Mr. McPhaill in January 2007 containing the same material terms as Mr. Taylor’s salary continuation agreement, except that Mr. McPhaill’s salary continuation agreement provides a lump sum death benefit of approximately $992,000 in the event of death prior to retirement while still employed by the Bank; and in the event of death after retirement or other termination of employment, there will be no lump sum death benefit, but his beneficiary will receive, or continue to receive, the same benefits under his salary continuation agreement to which he was entitled at the time of his death. In the event of disability or termination without cause, Mr. McPhaill’s lump sum accrual balance would be approximately $12,000 at the end of 2007, $52,000 at the end of 2010, $252,000 at the end of 2020, and $615,000 at the end of 2030, subject to change depending on the discount rate. This benefit will be fully accrued in May 2037, at which time it is estimated to be $992,000, which is the net present value of $100,000 per year for fifteen years discounted at an annual rate of 6%. The accrual balance at December 31, 2006 is shown in the Pension Benefits table above.

The Company accrues monthly for the post-retirement benefit obligations under the salary continuation agreements in a systematic and orderly way using an appropriate discount rate. The Company also purchased single premium life insurance policies when the salary continuation agreements were originally established, in part to provide tax advantaged income to offset the annual cost of the accruals. These policies name the Company as beneficiary and the proceeds or cash surrender value of the policies will ultimately reimburse the Company for the original investments in the policies, as well as for payments made under the salary continuation agreements. The Company purchases additional life insurance from time to time such that the aggregate amount is appropriate in relation to the accruals and ultimate obligations under the salary continuation agreements. The amounts expensed for the Named Executive Officers for the salary continuation agreements in 2006 (see the Summary Compensation Table in “Summary Executive Compensation Information” above) were more than offset by such tax advantaged income.

Compensation of Directors

Non-employee directors received $900 per meeting for their attendance at Board meetings in 2006 and $400 per meeting for committee meetings attended, except the Chairman of the Audit Committee who received $800 per Audit Committee meeting chaired. The President received $900 per meeting for attendance at Board of Directors meetings, but did not receive any fees for attending committee meetings. In addition, all directors received an annual retainer of $14,200. Effective January 1, 2007, fees for each committee meeting attended increased to $500, the Chairman of the Board began receiving $1,500 per regular Board meeting, the Audit Committee Chairman’s fee increased to $1,000 per Audit Committee chaired, and the annual retainer increased to $14,900.

On October 1, 2002, the Company instituted a Director Retirement Plan. Participants include all non-employee directors. Under the plan, each non-employee director has entered into a director retirement agreement with the Company providing a retirement benefit of $25,000 per year for ten years, commencing at retirement. All non-employee directors will be eligible for retirement after five years from the date their agreements or at age 70, whichever comes later. In the case of death either before or after a director becomes eligible to retire, the benefit paid to designated beneficiaries will be a lump sum equal to the present value of any remaining unpaid annual benefits, discounted at 8%. Assuming that no annual retirement payments have been made, the death benefit will be approximately $173,000. Death benefits are in the form of split-dollar life insurance proceeds for directors who were under the age of 76 at the commencement of the plan, but will consist of cash payments directly from the Company for all other directors.

In case of disability, the Company will continue to accrue until the later of the five-year vesting period or age 70, at which time the director will receive the full accrued amount (equal to the present value of $25,000 per year for ten years, discounted at 8%). Immediate vesting will occur in the event of a “change in control,” and annual retirement payments will commence immediately.

Effective January 1, 2007, the Company entered into an additional retirement agreement with each of the non-employee directors, also providing for payments of $25,000 per year for ten years at retirement on or after the later of age 70 or five years from the date of the agreement. In the event of disability, or in the event of a change in control prior to that time, the annual payment would be a reduced amount, based on the Company’s accrued liability under the agreement at the end of the plan year immediately prior to termination of service. Each agreement also includes a pre-retirement death benefit, which is a lump sum amount equal to the Company’s accrued liability as of the end of the month immediately prior to death.

The Company accrues monthly for the post-retirement benefit obligations under the retirement agreements in a systematic and orderly way using an appropriate discount rate. The Company also purchased single premium life insurance policies covering most of the non-employee directors when the Director Retirement Plan was implemented, in part to provide tax advantaged income to offset the annual cost of the accruals. These policies name the Company as beneficiary and the proceeds or cash surrender value of the policies will ultimately reimburse the Company for the original investments in the policies, as well as for payments made under the retirement agreements. The Company purchases additional life insurance from time to time such that the aggregate amount is appropriate in relation to the accruals and ultimate obligations under the retirement agreements. The aggregate amount accrued on behalf of the non-employee directors in 2006 was $229,000. However, this amount was more than offset by tax advantaged income the Company earned on the insurance policies during the year.

The table below summarizes the compensation paid to non-employee directors for the year ended December 31, 2006. Compensation paid to Mr. Holly, the only director who is also a Named Executive Officer, is set forth above in the various sections concerning compensation paid to Named Executive Officers.

Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards[28]	All Other Compensation[29]		Total
Albert L. Berra	$37,950	$12,131	$26,092		$76,173
Gregory A. Childress[30]	27,100	12,131	(5,109	) [31]	34,122
Robert L. Fields	32,000	12,131	47,638		91,769
Vincent L. Jurkovich	39,350	12,131	66,148		117,629
Morris A. Tharp	40,950	12,131	31,591		84,672
Robert H. Tienken	40,550	12,131	45,806		98,487
Gordon T. Woods	41,250	12,131	57,133		110,514

[28]

Represents the amount expensed under FAS 123R for the fiscal year concerning options granted in 2006. The assumptions used in valuing these option awards are detailed in Note 2 to the consolidated financial statements contained in our Annual Report to Shareholders for 2006. As of December 31, 2006, each non-employee director held fully vested stock options covering the following numbers of shares: Mr. Berra: 57,500 shares; Mr. Fields: 2,500 shares; Mr. Jurkovich: 92,000 shares; Mr. Tharp: 62,500 shares; Mr. Tienken: 56,500 shares; and Mr. Woods: 42,500 shares. During 2006, Mr. Childress exercised a stock option covering 50,000 shares, realizing a value of $868,200, which represents excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise. Information concerning stock options granted to and held by Mr. Holly, who is also a Named Executive Officer, is set forth above under “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.”

[29]

Perquisites and other personal benefits provided to each of the non-employee directors in 2006 were less than $10,000. The figures in the “All Other Compensation” column include retirement plan accruals in the following amounts: Mr. Berra: $23,238; Mr. Childress ($5,629) (see footnote 31 below); Mr. Fields: $33,165; Mr. Jurkovich: $51,675; Mr. Tharp: $28,384; Mr. Tienken: $45,806; and Mr. Woods: $52,347. In addition, for all non-employee directors other than Mr. Tienken, the amounts in this column include cash bonuses to reimburse them for the imputed value and tax costs associated with their split dollar life insurance benefits.

[30]	Mr. Childress passed away on December 18, 2006.
[31]

When Mr. Childress passed away in December 2006, the reversal of our liability for his retirement agreement caused a negative accrual for his account in 2006 in the amount of $5,629. In addition, a split-dollar payment of $172,856 was made to his beneficiaries in 2007 out of insurance proceeds, in lieu of any other payments that would otherwise have been due under the his retirement agreement.

RELATED PARTY TRANSACTIONS

Some of our executive officers and directors and the companies with which they are associated have been customers of, and have had banking transactions with, Bank of the Sierra (the “Bank”) in the ordinary course of the Bank’s business since January 1, 2006, and the Bank expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons of similar creditworthiness, and in the opinion of Management, did not involve more than the normal risk of repayment or present any other unfavorable features.

PROPOSAL 2

APPROVAL OF 2007 STOCK INCENTIVE PLAN

Introduction

On March 15, 2007 the Board of Directors approved and adopted the Company’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”), subject to the approval of the Company’s shareholders. The Stock Incentive Plan provides for the issuance of both “incentive” and “nonqualified” stock options to officers and employees, and of “nonqualified” stock options to non-employee directors, of the Company and its subsidiaries. The tax consequences of both types of options are described below. The Stock Incentive Plan also provides for the issuance of restricted stock awards to these same classes of eligible participants, which awards may be granted on such terms and conditions as are established by the Board of Directors or the Compensation Committee in its discretion.

The following description is intended to highlight and summarize the principal terms of the Stock Incentive Plan. For further information, shareholders are referred to the copy of the Stock Incentive Plan which is available for inspection at the Company’s administrative office.

Purpose

The Stock Incentive Plan is intended to (i) encourage selected employees and directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) generate an increased incentive for participants to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of all shareholders; and (iii) enhance the ability of the Company and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Stock Incentive Plan is also designed to provide additional flexibility with respect to equity compensation awards to enable the Company to remain competitive in the marketplace and to adapt its award strategy to the recent changes in accounting rules relating to stock options.

Shares Subject to the Plan

The maximum number of shares to be issued under the 2007 Plan is 1,500,000 shares of our authorized but unissued common stock, subject to adjustment for stock splits and dividends. This maximum number covers both restricted stock awards and stock options to be granted under the 2007 Plan, and is in addition to options covering 869,101 shares currently outstanding under the Company’s 1998 Stock Option Plan (“1998 Plan”). The Company does not intend to grant any further options under the 1998 Plan. Effective as of the date of shareholder approval of the 2007 Plan, the 1998 Plan will be terminated, but the options granted and still outstanding under the 1998 Plan will not be affected.

The 1,500,000 shares available for issuance under the Stock Incentive Plan equals approximately 15.4%, and when combined with the shares outstanding under the 1998 Plan equals approximately 24.4%, of the number of shares of our common stock issued and outstanding as of March 26, 2007. If all shares of our common stock subject to option under the Stock Incentive Plan were optioned, and both those options and the options currently outstanding under the 1998 Plan were exercised, the shares so issued would constitute approximately 19.6% of our common stock outstanding after such issuance. While Management recognizes the possible dilutive effect of the Stock Incentive Plan on our shareholders, it believes that, on balance, such dilutive effect will be outweighed by the incentive to be provided by this program, which is important to the success of the Company and should indirectly benefit all of its shareholders. All shares subject to any option which remain unpurchased at the expiration of such option, or shares subjected to restricted stock awards which are forfeited by the participant, become available again for purposes of the Stock Incentive Plan. The Stock Incentive Plan also provides that the maximum number of options or other awards which may be granted to any one individual in one calendar year cannot exceed 100,000 shares, subject to adjustment for stock splits and dividends.

Administration of the Plan

The Stock Incentive Plan provides that it shall be administered by the Compensation Committee with respect to all option grants or other awards to the Company’s Named Executive Officers (unless the Board, in its discretion shall elect to grant or modify any awards to Named Executive Officers which are not intended to be exempt compensation pursuant to Section 162(m) of the Internal Revenue Code), and otherwise by the Board of Directors. The Board or the Committee shall select from the eligible class and determine the individuals who shall receive options or restricted stock awards. Initially, the Board intends to continue to administer the new plan, as it has previously administered the 1998 Plan. If and when the Board determines that it is important for options to be exempt from the provisions of Section 162(m) of the Internal Revenue Code (which generally limits qualifying deductible compensation to Named Executive Officers to $1 million per year), the Committee will instead grant all options to our Named Executive Officers.

Eligibility

All directors and officers and employees of the Company and its subsidiaries will be eligible for participation in the Stock Incentive Plan. However, only officers or employees of the Company are eligible to receive incentive stock options (“ISOs”). (See “Federal Income Tax Consequences – Incentive Stock Options.”) Directors who are not also employees or officers are eligible to receive only non-qualified options or restricted stock awards. As of the date of this proxy statement, approximately 400 persons would qualify as eligible participants, including six non-employee directors and four executive officers. There are currently 109 employees with outstanding options under the 1998 Plan. Historically, the Company has limited the grant of stock options to officers, and based on this historical practice, the current class of likely eligible participants would consist of approximately 120 persons. Options are granted at the discretion of the Board based on the recommendations of the CEO.

Stock Options

Option Price; Method of Exercise. The purchase price of stock subject to each option shall be not less than 100% of the fair market value (determined under any reasonable valuation method) of such stock at the time such option is granted. As to any Incentive Option granted to an optionee who, immediately before the option is granted, beneficially owns more than 10% of the outstanding stock of the Company, the purchase price shall be at least 110% of the fair market value of the stock at the time such option is granted. As there is a relatively limited trading market for the Company’s stock, and the price is therefore subject to fluctuation, the Board of Directors does not believe that the closing price of the stock on the date of grant is generally an accurate measure of the fair market value of the Company’s stock on that date. Accordingly, to determine the fair market value on the date of grant, the Board has used under the 1998 Plan, and plans to continue to use under the Stock Incentive Plan, the weighted average closing price for all trading days in the 30 calendar days immediately preceding the grant date to determine the market price of the stock for purposes of stock option grants. The purchase price of any shares must be paid in full in cash at the time of the purchase, or pursuant to a “cashless” exercise in which the optionee designates and instructs a brokerage firm to sell the stock in the market as soon as the Option is exercised, the stock is delivered to the brokerage firm, and the portion of the sale proceeds representing the exercise price is delivered to the Company.

Exercisability; Term of Options. Options shall be exercisable in such installments and upon such conditions as the Board of Directors (or the Compensation Committee) shall determine. However, the aggregate fair market value (determined as of the date of grant) of Incentive Options granted to any one individual which are first exercisable during any one calendar year cannot exceed $100,000. Options will expire on such date as the Board or the Committee may determine, but in no event may any option expire later than ten years from the date of grant. In the case of an ISO granted to an optionee who, immediately before the option is granted, owns or controls more than 10% of the Company’s outstanding stock, the term of the option is limited to five years.

Non-Transferability; Exercise Following Death. Options under the Stock Incentive Plan will not be assignable by the optionee during the optionee’s lifetime. In the event of the death of the optionee, the option may be exercised within one year after the date of such death by the person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution.

Exercise After Cessation of Employment; Disability. If an optionee’s employment with or service as a director of the Company ceases for any reason other than the optionee’s death, disability or cause, the optionee shall have the right, subject to earlier termination by reason of expiration of the option, to exercise the option at any time within the next 30 days, to the extent the option was exercisable as of the date the optionee ceased to be employed by or to serve as a director of the Company. In the case of disability, the same rule applies for a one year period. If an optionee’s employment by or service as a director of the Company is terminated for cause, his or her option shall expire immediately, unless the Board of Directors waives such expiration as provided in the Stock Incentive Plan.

Restricted Stock Awards

Restricted stock awards consist of non-transferable shares of our common stock, for no cash consideration or for such amount as the Board or the Committee in its discretion shall determine, either alone or in addition to other awards granted under the Stock Incentive Plan. The provisions of restricted stock awards need not be the same with respect to each recipient. The Board or the Committee may provide for the lapse of the transfer restrictions (also referred to as the vesting of the award) over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Board or the Committee. Awards may also be “performance-based,” so that the vesting or lapse of restrictions is conditioned upon the attainment of specified company, group or division performance goals or other criteria, which need not be the same for all participants. Except as otherwise determined by the Board or the Committee, upon termination of employment or service as a director for any reason during the restriction period, any portion of a restricted stock award still subject to restriction will be forfeited by the participant and reacquired by the Company. If the recipient has paid cash for the award, the stock will be repurchased at the same price originally paid by the recipient. The Board or the Committee shall determine at the time of granting any restricted stock award whether the recipient will have any voting or dividend rights with respect to the shares prior to the lapse of the restrictions.

Change in Control

In the event of a change in control of the Company as defined in the Plan, all outstanding options under the Plan shall become exercisable in full (subject to certain notification requirements), all restricted stock awards shall become fully vested, and all outstanding options shall terminate upon the close of the change in control transaction if not exercised within a specified period of time, unless such options or awards are assumed by the successor corporation or substitute options or awards are granted. Under the Plan, a change in control includes: (i) the acquisition of more than 50% of the value or voting power of the Company’s stock or that of the Bank by a person (including an entity) or group; (ii) the acquisition in a period of twelve months or less of at least 35% of the Bank’s or the Company’s stock by a person or group; (iii) the replacement of a majority of the Bank’s or the Company’s Board in a period of twelve months or less by directors who were not endorsed by a majority of the current Board members; or (iv) the acquisition in a period of twelve months or less of 40% or more of the Company’s assets by an unrelated entity.

Adjustments Upon Changes in Capitalization

In the event of certain changes in the outstanding common stock of the Company, without receipt of consideration by the Company, through reorganizations, mergers, recapitalizations, reclassifications, stock splits, stock dividends, stock consolidations, or otherwise, appropriate and proportionate adjustments shall be made in the number or class of shares and the purchase price per share as to options or awards which may be granted or have been granted.

Duration of the Plan

The Board of Directors, without further approval of the shareholders, may at any time terminate the Stock Incentive Plan, but such termination shall not adversely affect any options or awards granted prior thereto without the consent of the participant. If the Stock Incentive Plan is not so terminated by the Board of Directors, it will terminate by its own terms on March 15, 2017.

Amendment of the Plan

The Board of Directors of the Company reserves the right to suspend, amend or terminate the Stock Incentive Plan and, with the consent of the participant, to make such modification of the terms and conditions of his or her option or award as it deems advisable, except that the Board may not: increase the maximum number of shares which may be purchased pursuant to options or awards granted under the Stock Incentive Plan; change the minimum exercise price for options; increase the maximum term of options provided for in the Stock Incentive Plan; expand the types of awards which may be issued under the Stock Incentive Plan; or permit options or awards to be granted to anyone other than directors, officers or employees of the Company, without obtaining the approval of shareholders of the Company within twelve months of adopting any such amendment.

New Plan Benefits; Outstanding Options or Awards Under the Stock Incentive Plan

Because options and other awards under the 2007 Incentive Plan will be granted at the discretion of the Board or the Compensation Committee, it is not possible for the Company to determine and disclose the amount of future options or other awards that may be granted if the Stock Incentive Plan is approved. The Company has not approved any awards under the Stock Incentive Plan that are conditioned upon shareholder approval of the new plan, and is not currently considering any specific award grants under the Stock Incentive Plan. However, as indicated in the Compensation Discussion and Analysis above, it is anticipated that the Company will continue to make annual option grants similar in amount to those made in 2006. If options of similar amounts should be granted in 2007 as were granted in 2006, all directors, including the CEO, would receive options covering 2,500 shares each; the remaining Named Executive Officers would receive options covering 2,000 shares each; and all other participants as a group would receive options totaling approximately 63,000 shares. As it is not intended that such options would be granted until November 2007, it is not possible to determine the value of any such options at this time. All options would be granted at the fair market value on the date of grant in accordance with the methodology described in the Compensation Discussion and Analysis and on page 21 above under “Stock Options – Option Price; Method of Exercise.”

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2006, with respect to options outstanding and available under our 1996 Stock Option Plan, which as of that date was the Company’s only equity compensation plan other than an employee benefit plan meeting the qualification requirements of Section 401(a) of the Internal Revenue Code:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	937,367	$12.17	579,164

Federal Income Tax Consequences

The following summary is a general discussion of certain expected federal income tax consequences arising to optionees or restricted stock award recipients under the Stock Incentive Plan. This summary does not discuss all aspects of federal income taxation which may be relevant to a particular participant subject to special tax treatment under the federal income tax laws and does not discuss any aspect of state, local or foreign tax laws. No assurance can be given that the tax treatments described herein will continue to apply.

Incentive Stock Options. No federal income tax is imposed on the optionee upon the grant or exercise of an ISO, except that upon exercise the optionee will recognize alternative minimum taxable income, as described below. Assuming the optionee complies with specified “holding period” requirements imposed by the Code and meets certain other requirements necessary to qualify the option as an ISO, the optionee will be entitled for federal income tax purposes to treat any profit realized upon disposition of the stock as a capital gain rather than as ordinary income, and the Company will not be entitled to a deduction. If all applicable ISO requirements are met, upon exercise the optionee will recognize as alternative minimum taxable income the amount by which the fair market value of the stock upon exercise exceeds the option exercise price. Alternative minimum taxable income forms the basis for the alternative minimum tax, which may apply depending on the amount of the computed “regular tax” of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years. If the “holding period” requirements are not met, the optionee will realize compensation taxable as ordinary income rather than capital gain, and the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation income recognized by the optionee. Capital gains are currently taxed at a lower rate than ordinary income.

Non-Qualified Stock Options. No federal income tax is imposed on the optionee upon the grant of a non-qualified stock option. Upon exercise of a non-qualified option, under present law the optionee will recognize ordinary taxable income (as opposed to a capital gain) and the Company will be entitled to a deduction in the amount by which the fair market value of the stock upon exercise exceeds the option exercise price. Such ordinary income may be subject to the maximum personal income tax rate. In the case of an employee, such income also constitutes “wages” and thus withholding is required under federal law. Upon subsequent disposition of such shares, assuming such shares have been held for long enough to qualify for capital gains treatment, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon such disposition and the fair market value of such shares at the time of exercise. As stated above, capital gains are currently taxed at a lower rate than ordinary income.

Restricted Stock Awards. No federal income tax is imposed on a recipient at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, typically on the vesting date, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. If the individual chooses to make a Special Tax 83(b) election, the spread must be reported as ordinary income and is based on the fair market value of the restricted shares (minus the amount paid for the shares, if any) at the time of the award (rather than at the time of vesting). The election must be made (and filed with the IRS) within 30 days of the award. The holding period for capital gains purposes would begin at the time of the award, and gain made upon a future sale would be capital gain. There would be no immediate tax consequence when the shares vest. However, if an individual who made a Special Tax 83(b) election and paid any required tax in the year of the award were later to forfeit the restricted shares (for example, by leaving the Company before the shares vested), he or she would not would not be entitled to a refund for the taxes paid, but would be able to treat the forfeiture of the stock as a sale of the stock at a (capital) loss. At the time the recipient recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Board of Directors’ Recommendation and Required Vote

Approval of the Stock Incentive Plan requires the affirmative vote of a majority of the shares of the Company’s common stock represented and voting at the Meeting. The directors and executive officers of the Company, owning or controlling an aggregate of 2,162,739 voting shares32 or approximately 22.3% of the Company’s outstanding common stock as of the Record Date, are expected to vote in favor of approval of the Stock Incentive Plan.

The directors recognize that they have a personal interest in this matter but they strongly believe that the approval of the Stock Incentive Plan is in the best interests of the Company and its shareholders because they feel that the Stock Incentive Plan will be helpful in enabling the Company to continue to provide meaningful incentives to encourage directors, officers and employees to remain with the Company, and to attract new qualified directors and employees in today’s competitive market.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007. Vavrinek audited the Company’s financial statements for the year ended December 31, 2006. Representatives of Vavrinek are expected to be present at the Meeting and to be available to respond to appropriate questions.

Fees

The aggregate fees billed by Vavrinek for the fiscal years ended December 31, 2006 and 2005, were as follows:

	2006	2005
Audit fees[33]	$268,393	$364,500
Audit related fees[34]	9,300	9,000
Tax fees[35]	37,425	25,000
All other fees	—	—

Total	$315,118	$398,500

None of the fees paid to our independent public accountants during 2006 and 2005 were paid under the de minimis safe harbor exception from pre-approval requirements. The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining Vavrinek’s independence.

[32]	Does not include shares which may be acquired upon the exercise of stock options.
[33]	Includes $137,393 and $254,500 for 2006 and 2005, respectively, for the audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.
[34]	Consists entirely of audits of the Company’s employee benefit plans.
[35]	Tax services included preparation of tax returns and tax payment planning services, as well as fees related to other tax advice, tax consulting and planning other than for tax compliance preparation.

PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning our 2008 Annual Meeting of Shareholders must be submitted by a shareholder prior to January 2, 2008 in order to qualify for inclusion in the proxy statement relating to such meeting. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations and requirements under federal securities laws.

The persons named as proxies for the 2008 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal which is not included in our proxy materials for the meeting, unless we receive notice of the proposal by March 17, 2008. If we receive proper notice by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing shareholder proposals.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the proxy holders to vote said Proxy in accordance with the recommendations of your Board of Directors, and authority to do so is included in the Proxy.

DATED: April 30, 2007	SIERRA BANCORP James C. Holly President and Chief Executive Officer

A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS (BUT WITHOUT EXHIBITS) FILED WITH THE SEC IS INCLUDED AS PART OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS WHICH IS BEING SENT TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. IF A SHAREHOLDER DESIRES COPIES OF THE EXHIBITS TO THE REPORT, THEY WILL BE PROVIDED UPON PAYMENT BY THE SHAREHOLDER OF THE COST OF FURNISHING THE EXHIBITS TOGETHER WITH A WRITTEN REQUEST TO KENNETH R. TAYLOR, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AT 86 NORTH MAIN STREET, PORTERVILLE, CALIFORNIA 93257.

SIERRA BANCORP and BANK OF THE SIERRA

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee (the “Committee”) of Sierra Bancorp and Bank of the Sierra (collectively the “Company”) is responsible for overseeing and making recommendations to the Board of Directors concerning the compensation of the Company’s Chief Executive Officer (“CEO”) and other executive officers, as well as all compensation and/or benefit plans for such officers. The Committee shall also monitor the performance of the Company’s executive officers in relation to applicable corporate goals and strategies, and make recommendations to ensure that compensation and benefits are at levels that enable the Company to attract and retain the high quality employees it needs.

Committee Composition and Meetings

The Committee shall consist of no fewer than three directors of the Company, each of whom shall (i) meet the independence requirements of the Nasdaq Stock Market, Inc.; (ii) qualify as “non-employee directors” as defined in Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”); and (iii) qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (the “Code”).

The Committee shall meet at least twice annually, or more often as circumstances warrant.

Committee Powers, Authority, Duties and Responsibilities

1.	The Committee shall consider and make recommendations to the Board of Directors (the “Board”) concerning the Company’s incentive compensation plans and equity-based compensation plans in which directors, the CEO, and other executive officers of the Company and its subsidiaries may be participants. The Committee shall also (a) approve option grants and restricted stock awards to the Company’s “Named Executive Officers” as that term is defined in applicable SEC regulations; (b) modify or cancel existing grants or awards to Named Executive Officers; and (c) impose such limitations, restrictions and conditions upon any such grant or award as the Committee deems necessary or advisable, unless the Board of Directors, in its discretion, should decide to take such actions instead of the Committee with respect to any such awards.

2.	The Committee shall annually evaluate the performance of the Company’s CEO in light of the goals and objectives of the Company’s executive compensation plans and the CEO’s individual performance goals, and make recommendations to the Board of Directors concerning his compensation levels based on this evaluation.

3.	The Committee shall annually review and make recommendations to the Board concerning the compensation arrangements for all executive officers, including (a) annual base salary amounts; (b) annual bonus arrangements, if any; (c) any long-term incentive compensation; and (d) any perquisites, special or supplemental benefits.

4.	The Committee shall consider and make recommendations to the Board of Directors concerning the selection, retention, and/or termination of the President/Chief Executive Officer. In connection with hiring of any new Chief Executive Officer, the Committee shall review and make recommendations to the Board concerning the same categories of employment and compensation arrangements listed in paragraph 3 above.

5.	The Committee shall review and make recommendations to the Board concerning any salary continuation agreements or other contractual arrangements with any executive officers, including any material modifications of same.

APPENDIX “A”

6.	The Committee shall review executive officer compensation for compliance with applicable laws and regulations, including Section 16 of the Exchange Act and Section 162(m) of the Code and related regulations.

7.	The Committee shall review and make recommendations to the Board concerning salary ranges for graded personnel, as well as personnel policies and any similar documents relating to personnel matters which require Board approval. The Committee shall also annually review group health insurance and workers compensation insurance, and shall make recommendations to the Board with regard to carriers and potential changes in coverage.

8.	The Committee shall have the ultimate responsibility for determining matters of interpretation with respect to the non-audit and accounting related portions of the Company’s Code of Ethics, and for making all final decisions concerning any disciplinary actions relating to those portions of the Code.

9.	The Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the CEO, other executive officers, and director compensation, including the sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or outside legal, accounting, or other advisors as it deems necessary to carry out its duties. Fees will be borne by the Company.

10.	The Committee shall produce an annual report on executive compensation, and in this connection shall review and approve the Company’s Compensation Discussion and Analysis, for inclusion in the Company’s annual proxy statement all in accordance with all applicable rules and regulations.

11.	The Committee shall review with the CEO, at least annually, the management succession plan.

12.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

13.	The Committee shall make reports to the Board at the next regularly scheduled meeting following each meeting of the Committee.

14.	The Committee shall review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval.

15.	The Committee shall annually review its own performance.

16.	The Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

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EXHIBIT 1

SIERRA BANCORP

2007 STOCK INCENTIVE PLAN

Adopted March 15, 2007

The purpose of the Sierra Bancorp 2007 Stock Incentive Plan (the “Plan”) is to (i) encourage selected employees and directors of Sierra Bancorp (the “Company”) and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders; and (iii) enhance the ability of the Company and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

For purposes of the Plan, the following terms have the following meanings:

(a) “Award” means any award under the Plan, including any Option or Restricted Stock Award.

(b) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(c) “Board” means Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

(e) “Committee” means the Compensation Committee of Sierra Bancorp and Bank of the Sierra.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

(g) “Holder” means the holder of a Restricted Stock Award granted under Section 7.

(h) “Incentive Option” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(i) “Issue Date” shall mean the date established by the Board or the Committee on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(b).

(j) “Nonqualified Stock Option” means any Option that is not an Incentive Option.

(k) “Option” means an option granted under Section 6.

(l) “Optionee” means the holder of an Option granted under Section 6.

(m) “Participant” means an employee or director who is selected by the Board or the Committee to receive an Award under the Plan.

(n) “Restricted Stock” or “Restricted Stock Award” means an Award of Stock subject to restrictions, as more fully described in Section 7.

(o) “Restriction Period” means the period determined by the Board or the Committee under Section 7(b).

(p) “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

(q) “Stock” means the Common Stock, no par value, of the Company, and any successor security.

(r) “Terminating Event” means: (i) the acquisition of more than fifty percent (50%) of the value or voting power of the Company’s stock or that of its wholly owned subsidiary, Bank of the Sierra (the “Bank”) by a person (including an entity) or group; (ii) the acquisition in a period of twelve (12) months or less of at least thirty-five percent (35%) of the Bank’s or the Company’s stock by a person or group; (iii) the replacement of a majority of the Bank’s or the Company’s Board in a period of twelve (12) months or less by directors who were not endorsed by a majority of the current Board members; or (iv) the acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Company’s assets by an unrelated entity.

(s) “Termination” means, for purposes of the Plan, with respect to a Participant, that (a) if the Participant is a director of the Company, he or she has ceased to be, for any reason, a director and (b) if the Participant is an employee, he or she has ceased to be, for any reason, employed by the Company or a subsidiary.

(t) “Termination for Cause” in the case of an employee, shall mean termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, any conduct seriously detrimental to the interests of the Company or a subsidiary corporation, or removal pursuant to the exercise of regulatory authority by the Board of Governors of the Federal Reserve System (the “FRB”) or any applicable bank supervisory agency; and, in any event, the determination of the Board with respect thereto shall be final and conclusive. In the case of a director, Termination for Cause shall mean removal pursuant to Sections 302 or 304 of the California Corporations Code or removal pursuant to the exercise of regulatory authority by the FRB or any applicable bank supervisory agency.

(u) “Vesting Date” means, for an Option or a portion of an Option, the first date on which the Option or such portion may be exercised by the Optionee and, for shares of Restricted Stock, the date on which the shares cease to be forfeitable and become freely transferable shares in the hands of the Participant.

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Section 3. Administration

(a) General. The Plan shall be administered by the Committee with respect to (i) approving Option grants and Restricted Stock Awards to the Company’s “Named Executive Officers” as that term is defined in applicable SEC regulations; (ii) modifying or canceling existing grants or awards to Named Executive Officers; or (iii) imposing limitations, restrictions and conditions upon any such grant or award as the Committee deems necessary or advisable, unless the Board, in its discretion shall elect to grant or modify any awards to Named Executive Officers which are not intended to be exempt compensation pursuant to Section 162(m) of the Code. In connection with the administration of the Plan, the Committee, to the extent authorized, shall have the powers possessed by the Board. The Board shall administer the Plan in all other respects, unless the Board in its discretion shall elect to delegate such administration to the Committee with respect to such other aspects of the Plan. The members of the Committee shall at all times (i) meet the independence requirements of the Nasdaq Stock Market, Inc.; (ii) qualify as “non-employee directors” as defined in Section 16 of the Exchange Act; and (iii) qualify as “outside directors” under Section 162(m) of the Code. Nothing contained herein shall prevent the Board from delegating to the Committee full power and authority over the administration of the Plan.

Any action of the Board or the Committee with respect to administration of the Plan shall be taken pursuant to a majority vote of its members; provided, however, that with respect to action by the Board in granting an option or other award to an individual director, such action must be authorized by the required number of directors without counting the interested director, who shall abstain as to any vote on his or her option or award. An interested director may be counted in determining the presence of a quorum at a meeting of the Board where such action will be taken.

(b) Authority. The Board or the Committee as appropriate pursuant to Section 3(a) shall grant Awards to directors and eligible employees. In particular and without limitation, the Board or the Committee, subject to the terms of the Plan, shall:

(i) select the directors, officers and other employees to whom Awards may be granted;

(ii) determine whether and to what extent Awards are to be granted under the Plan;

(iii) determine the number of shares to be covered by each Award granted under the Plan; and

(iv) determine the terms and conditions of any Award granted under the Plan based upon factors determined by the Board or the Committee.

(c) Board and Committee Determinations Binding. Subject to the express provisions of the Plan, the Board or the Committee shall have the authority to construe and interpret the Plan, any Award and any Award Agreement; to define the terms used therein; to prescribe, amend, and rescind rules and regulations relating to administration of the Plan, to determine the duration and

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purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of the Plan; and to make all other determinations necessary or advisable for administration of the Plan, including, without limitation, compliance with Rule 16b-3. Any determination made by the Board or the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. Determinations of the Board or the Committee on matters referred to in this section shall be final and conclusive, and shall be binding on all persons, including the Company and Participants.

Section 4. Stock Subject to Plan

(a) Shares Available for Awards. The total number of shares of the Company’s authorized but unissued Stock reserved and available for issuance pursuant to Awards under this Plan shall be 1,500,000 shares, subject to adjustment as provided in Section 4(b). Eighty percent (80%) of such shares shall be reserved exclusively for the grant of options to officers and employees. The remaining twenty percent (20%) of such shares may be granted to anyone eligible to participate in the Plan, including directors, officers and employees. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to a Restricted Stock Award are forfeited, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards. Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

(b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock without receipt of consideration by the Company, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Board or the Committee, in its sole discretion; provided, however, that no fractional shares of Stock shall be issued under the Plan on account of any such adjustment.

(c) Individual Limitation. The Company may not grant Awards under the Plan for more than 100,000 shares to any one Participant in any one fiscal year, subject to adjustment from time to time as provided in Section 4(b) above. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 4(c) shall not apply in any circumstance with respect to which the Board or the Committee determines that compliance with Section 162(m) of the Code is not necessary.

Section 5. Eligibility

Awards may be granted to all employees, officers (whether or not they are also directors), and to non-employee directors of the Company and its subsidiaries. However, directors of the Company and its subsidiary corporations who are not also officers or employees of the Company or a subsidiary corporation are not eligible to receive Incentive Options under the Plan, but only other types of Awards.

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Section 6. Stock Options

(a) Types. Any Option granted under the Plan shall be in such form as the Board or the Committee may from time to time approve. The Board or the Committee shall have the authority to grant to any eligible Participant Incentive Options, Nonqualified Stock Options or both types of Options.

(b) Incentive Options. Incentive Options may be granted only to employees of the Company or a Subsidiary. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Option shall constitute a Nonqualified Stock Option.

(c) Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions:

(i) Option Term. Each Option and all rights or obligations thereunder shall expire on such date as the Board or the Committee may determine, but not later than ten (10) years from the date such Option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan. As to any Incentive Option granted to an Optionee who, immediately before the option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Company (whether acquired upon exercise of Options or otherwise), such option must not be exercisable by its terms after five (5) years from the date of its grant.

(ii) Grant Date. The time an Option is granted, sometimes referred to as the grant date, shall be the day of the action of the Board or the Committee described in Section 3(a) hereof; provided that the Optionee does not have the ability to further negotiate the terms of his or her grant, and provided further that the material terms of the grant are communicated to the Optionee within a relatively short period of time following the Board’s action. If appropriate resolutions of the Board or the Committee indicate that an Option is to be granted as of and on some future date, the time such Option is granted shall be such future date. If action by the Board or the Committee is taken by the unanimous written consent of its members, the action of the Board or the Committee shall be deemed to be at the time the last Board member signs the consent, subject to the same requirements concerning communication with Optionees set forth in the first sentence of this Section 6(a)(ii). In addition, if required by applicable accounting rules, the date of grant will not be deemed to occur unless any shareholder approvals required for the grant of an option under the Plan or applicable amendments thereto have been obtained.

(iii) Exercise Price. The exercise price per share of stock subject to each Option shall be determined by the Board or the Committee but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such Option is granted. As to any Incentive Option granted to an Optionee who, immediately before the Option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Company, the purchase price must be at least one hundred ten percent (110%) of the fair market value of the stock at the time when such Option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, consistent with all applicable requirements under the Code, the Exchange Act, and regulations promulgated thereunder. The purchase price of any shares purchased shall be paid in full in cash at the time of each such purchase.

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(iv) Exercisability. Each Option shall be exercisable in such installments, which need not be equal, and upon such conditions as the Board or the Committee shall determine; provided, however, that if an Optionee shall not in any given installment period purchase all of the shares which such Optionee is entitled to purchase in such installment period, such Optionee’s right to purchase any shares not purchased in such installment period shall continue until the expiration of such Option. No Option or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the next preceding sentence.

(v) Limit on Exercisability. The aggregate fair market value (determined as of the time the Option is granted) of the stock for which any officer or employee may be granted Incentive Options which are first exercisable during any one calendar year (under all Incentive Stock Option Plans of the Company and its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

(vi) Method of Exercise; Payment. Options may be exercised by ten (10) days written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with cash in the amount of the purchase price for such shares. No fewer than ten (10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option.

Options may also be exercised by delivering to the Company (i) an exercise notice instructing the Company to deliver the certificates for the shares purchased to a designated brokerage firm which shall sell the stock in the market as soon as the Option is exercised; and (ii) a copy of irrevocable instructions delivered to the brokerage firm to sell the shares acquired upon exercise of the Option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and applicable withholding taxes arising as a result of the exercise, with the balance of the sales proceeds, if any, after payment of any broker’s commission, to be credited to the Optionee’s brokerage account.

The Company may require any Optionee, or any person to whom an Option is transferred under Section 6(c)(ix) hereof, as a condition of exercising any such Option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the Option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable state or federal securities laws.

(vii) Cessation of Employment; Disability. Except as provided in Subsection 6(c)(i) above, if an Optionee ceases to be employed by or to serve as a director of the Company or a subsidiary corporation for any reason other than death, disability or cause, such Optionee’s Option shall expire thirty (30) days thereafter, and during such period after such Optionee ceases to be an employee or director, such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or

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ceased to serve as a director of the Company or such subsidiary corporation. Except as provided in Subsections 6(c)(i) above, if an Optionee ceases to be employed by or ceases to serve as a director of the Company or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Code), such Optionee’s Option shall expire not later than one (1) year thereafter, and during such period after such Optionee ceases to be an employee or a director such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation.

(viii) Termination of Employment for Cause. If an Optionee’s employment by or service as a director of the Company or a subsidiary corporation is terminated for Cause, such Optionee’s Option shall expire immediately; provided, however, that the Board may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee’s last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation upon the date of such termination for a reason other than Cause, disability, or death.

(ix) Death of Optionee. Except as provided in Subsection 6(c)(i) above, if any Optionee dies while employed by or serving as a director of the Company or a subsidiary corporation or during the 30-day or one-year period referred to in Subsection 6(c)(vii) above, such Optionee’s Option shall expire one (1) year after the date of such death. After such death but before such expiration, the persons to whom the Optionee’s rights under the Option shall have passed by Will or by the applicable laws of descent and distribution shall have the right to exercise such Option to the extent that installments, if any, had accrued as of the date of the Optionee’s death.

Section 7. Restricted Stock Awards

(a) General. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such amount as the Board or the Committee in its discretion shall determine, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee may provide upon grant of a Restricted Stock Award that any shares of Restricted Stock that may be purchased by the Holder in cash and are subsequently forfeited by the Holder prior to the Vesting Date therefor shall be reacquired by the Company at the purchase price originally paid therefor by the Holder, if applicable.

(b) Issue Date and Vesting Date. At the time of the grant of a Restricted Stock Award, the Board or the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Board or the Committee may provide upon grant of a Restricted Stock Award that different numbers or portions of the shares subject to the Award shall have different Vesting Dates. The Board or the Committee may also provide that the Vesting Dates will be accelerated upon the subsequent occurrence of such event (e.g., early retirement of the Holder) as the Board or the Committee may specify. The Board or the Committee also may establish upon grant of a Restricted Stock Award that some or all of the shares subject thereto shall be subject after the Vesting Date to additional restrictions upon transfer or sale, although not to forfeiture.

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(c) Issuance of Certificates. Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Sierra Bancorp 2007 Stock Incentive Plan and related Award Agreement, and such rules, regulations and interpretations as Sierra Bancorp’s Board of Directors or Compensation Committee may adopt. Copies of the Plan, Award Agreement and rules, regulations and interpretations, if any, are on file at the principal executive office of Sierra Bancorp, 86 North Main Street, Porterville, California 93257.”

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

Each certificate issued pursuant to this Section 7 (c), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Board or the Committee determines otherwise.

(d) Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions on transfer described in Section 7(c) shall cease to apply to such share. Reasonably promptly after a Restricted Stock Award becomes fully vested, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 7(c). If a Restricted Stock Award is partially vested, the Company may continue to hold the originally issued certificate until fully vested unless the Participant specifically requests the issuance of a certificate for just the vested shares. Reasonably promptly after any such request, the Company shall cause the certificates to be issued separately for the restricted and unrestricted shares, and shall deliver the unrestricted certificate to the Participant. Notwithstanding the foregoing, such shares still may be subject to restrictions on transfer as a result of applicable securities laws.

(e) Dividends. If and to the extent the Board or the Committee so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to receive from the Company, after the grant date and until the Vesting Date, dividends or other distributions with respect to the shares identical or comparable in financial value to the dividends and other distributions that would have been received by the Holder had the shares not been subject to the restrictions on Restricted Stock imposed under the Plan, and the Holder shall not be required to return any such distributions to the Company in the event of forfeiture of the Restricted Stock; provided that any such dividends or distribution payable to the Holder that constitute Stock or other equity securities of the Company shall be issued in the same manner and subject to the same restrictions and conditions as apply to the shares of Restricted Stock as to which such dividends and distributions are paid. The Board or the Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

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(f) Voting Rights. If and to the extent the Board or the Committee so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to vote or direct the voting of such shares after the grant date and until the Vesting Date.

(g) Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to this section, in the event of a Termination of employment or directorship during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant. If the recipient has paid cash for the Award, the stock will be repurchased at the same price originally paid by the Participant. In the event that the Company requires such a return of shares, it also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise, unless otherwise specified in the applicable Award Agreement.

Section 8. Terminating Events

(a) Impact of Event. In the event of a “Terminating Event” as defined in Section 2(r), any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options or Restricted Stock Awards outstanding under the Plan or may substitute similar awards for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in a Terminating Event does not assume such Options or Awards or does not substitute similar Options or other Awards for those outstanding under the Plan, then (i) the vesting of such Options or other Awards outstanding under the Plan shall be accelerated and made fully exercisable and all restrictions thereon shall lapse ten (10) days prior to the closing of the Terminating Event; and (ii) upon the closing of the Terminating Event, any Options outstanding under the Plan shall be terminated if not exercised prior to the closing, unless the Board in its sole discretion determines prior to the effective date of the Terminating Event that all outstanding Options and the Plan itself should continue in full force and effect. In the case of such a determination by the Board, or in the event that any pending Terminating Event does not occur, the Plan and all outstanding Options and other Awards thereunder shall continue in force with all original vesting schedules in effect.

(b) Notice to Participants of Terminating Event. Not less than thirty (30) days prior to a Terminating Event, the Board or the Committee shall notify each Participant of the pendancy of the Terminating Event. With respect to Holders of Restricted Stock, the notice shall simply inform such Participants of the pendancy of the Terminating Event and of the fact that the restrictions on their Restricted Stock will lapse. In the case of Optionees, the notice shall inform such Optionees that their Options shall, notwithstanding the provisions of Sections 5(c)(iv) hereof, become exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan, and further subject to the condition that the Terminating Event in fact occurs. Optionees shall then be entitled to exercise any Options or portions thereof commencing on the tenth (10th) day, and ending on the third (3rd) day, prior to the Terminating Event, or at such other times as may be specified by the Board in connection with the Terminating Event.

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Section 9. Acceleration of Options or other Awards.

Notwithstanding the provisions of Sections 6(c)(iv) or 7(b) hereof or any provision to the contrary contained in any Award Agreement, the Board or the Committee, in its sole discretion, may accelerate the vesting of all or any Award then outstanding. The decision by the Board or the Committee to accelerate an Award or to decline to accelerate an Award shall be final. In the event of the acceleration of Options as the result of a decision by the Board or the Committee pursuant to this Section 9, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Board or the Committee may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such period shall terminate automatically at that time.

Section 10. General Provisions

(a) Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Board or the Committee shall determine the consideration, if any, payable by the Participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Board or the Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued service on the Board or employment, as the Board or the Committee shall determine. Performance objectives may vary from Participant to Participant and among groups of Participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Board or the Committee, the date of grant of an Award shall be the date of action by the Board or the Committee to grant the Award, provided that Participants do not have the ability to further negotiate the terms of their awards, and provided further that the awards will be communicated to Participants within a relatively short period of time following the Board’s or the Committee’s action.

(b) Award Agreement. As soon as practicable after the date of an Award grant, the Company and the Participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award Agreement by the Company and the Participant, but a delay in execution of the Award Agreement shall not affect the validity of the Option grant.

(c) Certificates; Transfer Restrictions. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any market in which the Stock is then traded and any applicable federal, state or foreign securities laws.

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(d) Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. With the approval of the Board or the Committee, which it shall have sole discretion to grant, the Participant may elect to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

(e) Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b).

(f) Transferability. No Award shall be assignable or otherwise transferable by the Participant other than by will or by the laws of descent and distribution. During the life of a Participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the Participant or the Participant’s guardian or legal representative.

(g) Adjustment of Awards; Waivers. The Board or the Committee may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Board or the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Board or the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a Participant and otherwise in its discretion, the Board or the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such Participant.

(h) Non-Competition. The Board or the Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a Participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such Participant’s agreement (and compliance with such agreement) (i) not to engage in any business or activity competitive with any business or activity conducted by the Company and (ii) to be available for consultations at the request of the Company’s management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Board or the Committee may determine.

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(i) Regulatory Compliance. Each Award under the Plan shall be subject to the condition that, if at any time the Board or the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

(j) Rights as Shareholder. Unless the Plan, the Board or the Committee expressly specifies otherwise, an Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the stock certificates representing the shares are actually delivered to the Optionee. Except as specified in Section 4(b), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered. The rights of Holders shall be as specified in their Award Agreements, as determined by the Board or the Committee in accordance with Section 7 hereof.

(k) Beneficiary Designation. The Board or the Committee, in its discretion, may establish procedures for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(l) Additional Plans. Nothing contained in the Plan shall prevent the Company or a subsidiary from adopting other or additional compensation arrangements for its directors and employees.

(m) No Employment Rights; No Right to Directorship. Neither the adoption of this Plan nor the grant of any Award hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any employee at any time; or (ii) confer upon any Participant any right with respect to continuation of the Participant’s membership on the Board or interfere in any way with provisions in the Company’s Articles of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

(n) Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3. To the extent any provision of this Plan or action by the Board or the Committee fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Board or the Committee. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company, the Board or the Committee, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

(o) Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

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(p) Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

(q) Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of “Company.”

Section 11. Amendments and Termination

The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a Participant under an outstanding Award without the Participant’s consent. No amendment, alteration or discontinuance shall require shareholder approval unless it would:

(a) increase in the total number of shares reserved for issuance pursuant to Awards under the Plan;

(b) change the minimum option price for Options;

(c) increase the maximum term of Awards provided for herein;

(d) expand the types of awards which may be issued under the Plan; or

(e) permit Awards to be granted to anyone other than a director or an officer or employee of the Company or a subsidiary corporation.

Any amendment or modification requiring shareholder approval shall be deemed adopted as of the date of the action of the Board effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof within twelve (12) months before or after the effective date by (i) a majority of the shares of the Company’s stock represented and voting in person or by proxy at a duly held shareholders’ meeting; or (ii) the written consent of the holders of a majority of the Company’s outstanding shares.

Section 12. Effective Date of Plan

The Plan shall be deemed adopted as of the date first shown herein and shall be effective immediately, subject to approval hereof within twelve (12) months before or after said date by (i) a majority of the shares of the Company’s stock represented and voting in person or by proxy at a duly held shareholders’ meeting; or (ii) the written consent of the holders of a majority of the Company’s outstanding shares.

Section 13. Term of Plan

No Award shall be granted on or after March 15, 2017, but Awards granted prior to March 15, 2017 may extend beyond that date.

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REVOCABLE PROXY

SIERRA BANCORP

ANNUAL MEETING OF SHAREHOLDERS – May 23, 2007

The undersigned shareholder(s) of Sierra Bancorp (the “Company”) hereby nominates, constitutes and appoints James C. Holly, Morris A. Tharp, and Robert H. Tienken, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Company’s 2007 Annual Meeting of Shareholders, to be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California 93257 on Wednesday, May 23, 2007 at 7:30 p.m., and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as indicated on the reverse side hereof.

1. Election of Directors. Authority to elect the following four individuals to serve as Class II directors until the 2009 annual meeting of shareholders and until their successors are elected and qualified: Albert L. Berra, Vincent L. Jurkovich, Robert H. Tienken and Gordon T. Woods.

☐ AUTHORITY GIVEN	☐ AUTHORITY WITHHELD
To vote for all nominees (except as indicated to the contrary below).	To vote for all nominees.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),

PLEASE STRIKE THE INDIVIDUAL’S OR INDIVIDUALS’ NAME(S) FROM THE LIST ABOVE.)

2. Approval of Stock Incentive Plan. To approve the Company’s 2007 Stock Incentive Plan, as described in the accompanying Proxy Statement dated April 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “AUTHORITY GIVEN” FOR PROPOSAL 1 AND “FOR” PROPOSAL 2.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED

IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW.

(Number of Shares)

(Please Print Name)

(Please Print Name)

Dated:

(Signature of Shareholder)

(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I (We) do                  do not                  expect to attend the Meeting.

Number of persons: ___________________